Exhibit 99.1

2009-7

Contact:                R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON TO ACQUIRE NATCO

•	Creates industry’s leading provider of separation equipment, processing technologies and solutions
•	Total value estimated at approximately $780 million
•	Cameron to issue approximately 24 million shares of common stock to NATCO shareholders
•	Transaction expected to be accretive to Cameron’s 2010 earnings

HOUSTON (June 1, 2009) – Cameron (NYSE: CAM) and NATCO Group Inc. (NYSE: NTG) have entered into an agreement under which Cameron will acquire NATCO in an all-stock transaction that values NATCO at approximately $780 million, based on Cameron’s closing stock price on June 1, 2009.  Under the agreement, NATCO shareholders would receive 1.185 shares of Cameron common stock in return for each of NATCO’s approximately 20.3 million shares outstanding.  The boards of directors of both Cameron and NATCO have unanimously approved the transaction, which is expected to close during the third quarter of 2009, subject to regulatory approvals, approval by a majority of NATCO’s shareholders and other conditions.  Upon closing, NATCO’s current shareholders would own approximately ten percent of Cameron’s outstanding common shares.
NATCO is a leading provider of process equipment, systems and services, including proprietary equipment and technologies, to the worldwide oil and gas industry.  NATCO has approximately 2,400 employees and generated revenues of more than $650 million during 2008.
Cameron President and Chief Executive Officer Jack B. Moore said, “The acquisition of NATCO represents a unique opportunity to acquire an unmatched portfolio of process technologies focused on electrostatic oil treating, CO2 handling utilizing proprietary membrane technology, and compact separation, along with a strategically positioned manufacturing and distribution/service network.  In combination with our Petreco Process Systems division, this will solidify Cameron’s position as a leading supplier of separation and processing solutions worldwide.”  Moore noted that the acquisition is expected to be accretive to earnings and cash flow during 2010, after adjusting for any transaction-related costs.  He also noted that the combination of these complementary businesses will immediately enhance both companies’ presence in the growing market for larger, more sophisticated process systems, especially in Southeast Asia, West Africa, the Middle East and Brazil; broaden the Company’s product offerings with a wider range of proprietary technologies, particularly in deepwater production processing and downstream markets; provide cross-selling opportunities for certain of Cameron’s and NATCO’s product lines; and will add manufacturing capability to Cameron in processing and separation products, a capability that Cameron does not have today.  “In addition, NATCO’s ongoing research and development activities relating to the emerging area of subsea processing will further advance Cameron’s capabilities in this field,” Moore said. “Finally, we are pleased to welcome NATCO’s employees to the Cameron organization.”
NATCO Chairman and Chief Executive Officer John U. Clarke said, “We are pleased to have the opportunity to combine NATCO’s products, business franchise and people with those of Cameron.  Our culture and business strategies are complementary and squarely aligned.  NATCO’s board and management team believe this is the right transaction, with the right partner, at the right time.  The strength of our leading-edge technologies and diverse product offerings, together with Cameron’s broad reach and established infrastructure, creates opportunities to penetrate upstream and downstream markets faster than we could on our own.  We look forward to working with the Cameron organization to ensure a seamless and orderly combination.”
In conjunction with this announcement, Cameron and NATCO will host a conference call tomorrow morning (Tuesday, June 2, 2009) at 10:00 am Eastern time (9:00 am Central) to discuss the acquisition.  The call will be webcast on the Company’s website at www.c-a-m.com, or may be accessed by dialing 201-689-8261 approximately ten minutes prior to the start time.  The call will be archived for one month, and will be available on the Company’s website or by telephone at 201-612-7415, replay account number 3342, replay conference ID number 324630.
Simmons & Company International served as financial advisor to Cameron, while Barclays Capital served as financial advisor to NATCO.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
###
Website: www.c-a-m.com

Forward-Looking Statements

Information set forth in this document may contain forward-looking statements, which involve a number of risks and uncertainties.  Cameron cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Cameron and NATCO, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to satisfy the closing conditions of the transaction, including obtaining regulatory approvals for the transaction and the approval of the merger agreement by the NATCO stockholders; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the impact of other acquisitions that Cameron or NATCO have made or may make before the transaction; competition and its effect on pricing; and exploration and development spending by E&P operators. Additional factors that may affect future results are contained in Cameron’s and NATCO’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s web site http://www.sec.gov.  Cameron and NATCO disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Cameron will file with the SEC a Registration Statement on Form S-4 and NATCO will file a proxy statement, which will be mailed to NATCO’s stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE S-4 AND PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the S-4 and proxy statement (when available) and other related documents filed by Cameron and NATCO with the SEC at the SEC’s website at www.sec.gov. The S-4 and proxy statement (when it is available) and the other documents may also be obtained for free by accessing Cameron’s website at www.c-a-m.com  under the heading “Investor Relations” and then under the heading “SEC Filings” or by accessing NATCO’s website at www.natcogroup.com under the tab “Investor Relations” and then under the heading “SEC Filings”.

Participants in the Solicitation

NATCO and its directors, executive officers and certain other members of management and employees may be soliciting proxies from its stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in NATCO’s proxy statement when it is filed with the SEC. You can find information about NATCO’s executive officers and directors in their definitive proxy statement filed with the SEC on March 23, 2009. You can obtain free copies of these documents from NATCO using the contact information above.